The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to Completion, Pricing Supplement dated November 6, 2002

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 19 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2002
                                                                 Rule 424(b)(3)

                                  $

                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                             ---------------------

                         BRIDGES(SM) due March 30, 2009
              Based on the Value of Common Stock of Ten Companies

The BRIDGES will pay at maturity the greater of (i) the principal amount of $10 and (ii) the average value of a basket of shares of common stock of ten companies, which we refer to as the basket stocks, as determined on six specified determination dates during the life of the BRIDGES. The basket stocks are the common stock of American International Group, Inc., Automatic Data Processing, Inc., Berkshire Hathaway Inc. (Class B Common Stock), Exxon Mobil Corporation, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and United Parcel Service, Inc. The long-term debt of each of these companies is rated in the highest category by the nationally recognized statistical rating organizations that rate that company's long-term debt.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the basket is equally-weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $1 of the initial basket value, based on the closing prices of the basket stocks on the day we offer the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events.

o At maturity, you will receive per BRIDGES the greater of (i) the principal amount of $10 and (ii) the final average basket value.

     o The final average basket value will equal the arithmetic average of the basket values on November 30, 2004, November 30, 2005, November 30, 2006, November 30, 2007, November 30, 2008 and March 26, 2009.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o The BRIDGES are linked only to the basket stocks and not to the long-term debt of the ten companies.

o Investing in the BRIDGES is not equivalent to investing in the basket of stocks or any of its component stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o We will apply to list the BRIDGES under the proposed symbol "TPA" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             ---------------------
                             PRICE $10 PER BRIDGES
                             ---------------------


                                           Price to     Agent's     Proceeds to
                                            Public    Commissions     Company
                                           --------   -----------   -----------

Per BRIDGES.............................      $            $             $
Total...................................      $            $             $

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $        per BRIDGES (    % of the issue price). In that case,
the Agent's commissions will be $       per BRIDGES.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of American International Group, Inc., Automatic Data Processing, Inc., Berkshire Hathaway Inc. (Class B Common Stock), Exxon Mobil Corporation, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and United Parcel Service, Inc. The long-term debt of each of these companies is rated in the highest category by all the nationally recognized statistical rating organizations that rate that company's long-term debt. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks.

     "BRIDGES" is our service mark.

Each BRIDGES costs $10        We, Morgan Stanley, are offering you BRIDGES due
                              March 30, 2009 Based on the Value of Common Stock of Ten Companies. The basket stocks are the common stock of American International Group, Inc., Automatic Data Processing, Inc., Berkshire
                              Hathaway Inc. (Class B Common Stock), Exxon Mobil
                              Corporation, Federal Home Loan Mortgage
                              Corporation, Federal National Mortgage
                              Association, Johnson & Johnson, Merck & Co.,
                              Inc., Pfizer Inc. and United Parcel Service, Inc.
                              The principal amount and issue price of each BRIDGES is $10.

The initial basket value      At the initial offering of the BRIDGES, the
equals $10                    basket is equally-weighted, and the initial
                              basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $1 of the initial basket value, based on the closing prices of the basket stocks on the day we offer the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events. See "Basket stocks" below.

Payment at maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will receive the greater of (i) the principal amount of $10 per BRIDGES and (ii) the final average basket value. The final average basket value will be the arithmetic average of the basket values on each of the six determination dates during the life of the BRIDGES.

                                         100% Principal Protection

                              At maturity, we will pay you the greater of (i) the principal amount of $10 and (ii) the final average basket value.

                                  Final Average
                                  Basket Value =   the arithmetic average of
                                                   the Basket Values on each of
                                                   the Determination Dates as
                                                   calculated by the
                                                   calculation agent on the
                                                   last Determination Date

                                  Basket Value =   the sum of the products of
                                                   the closing price and the
                                                   exchange ratio for each
                                                   basket stock on any date, as
                                                   determined by the
                                                   calculation agent

                                  Determination
                                    Dates =        November 30, 2004, November
                                                   30, 2005, November 30, 2006,
                                                   November 30, 2007, November
                                                   30, 2008 and March 26, 2009,
                                                   in each case subject to
                                                   adjustment in the event of
                                                   certain market disruption
                                                   events

                              If the final average basket value is less than or equal to $10, you will receive only the principal amount at maturity. The payment to you of the principal amount or the final average basket value upon maturity of the BRIDGES will be determined in U.S. dollars.

                              You can review the historical prices of each of the basket stocks and a chart of historical basket values in the section of this pricing supplement called "Description of BRIDGES-- Historical Information."

Basket stocks                 The following table sets forth the issuer of each
                              basket stock, the ticker symbol for each basket stock on the NYSE, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket based upon those initial prices:

                                                                                                          Initial     Initial
                                                                          Proportion                     Price of    Value per
                                    Issuer of                Ticker       of Initial                      Basket      Basket
                                   Basket Stock              Symbol      Basket Value    Exchange Ratio    Stock       Stock
                                   ------------              ------      ------------    --------------  --------    ---------
                              American International
                                Group, Inc.                   AIG           1/10th                                     $1.00
                              Automatic Data
                                Processing, Inc.              ADP           1/10th                                     $1.00
                              Berkshire Hathaway Inc.
                                (Class B Common
                                Stock)                       BRK.b          1/10th                                     $1.00
                              Exxon Mobil
                                Corporation                   XOM           1/10th                                     $1.00
                              Federal Home Loan
                                Mortgage
                                Corporation                   FRE           1/10th                                     $1.00
                              Federal National
                                Mortgage
                                Association                   FNM           1/10th                                     $1.00
                              Johnson & Johnson               JNJ           1/10th                                     $1.00
                              Merck & Co., Inc.               MRK           1/10th                                     $1.00
                              Pfizer Inc.                     PFE           1/10th                                     $1.00
                              United Parcel Service,
                                Inc.                          UPS           1/10th                                     $1.00

                              The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $1, or one-tenth, of the $10 initial basket value based on the closing prices of the basket stocks used to calculate the exchange ratios of the basket stocks.

                              The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Description of BRIDGES--Adjustments to the Exchange Ratios" in this pricing supplement.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, our affiliate MS & Co. will calculate the final average basket value, determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and determine whether a market disruption event has occurred. We expect that MS & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to one or more of the basket stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

The BRIDGES will be           The BRIDGES will be treated as "contingent
treated as contingent         payment debt instruments" for U.S. federal income
payment debt                  tax purposes, as described in the section of this
instruments for U.S.          pricing supplement called "Description of
federal income tax            BRIDGES--United States Federal Income Taxation."
purposes                      Under this treatment, if you are a U.S. taxable
                              investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                              BRIDGES--United States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

Where you can find            The BRIDGES are senior notes issued as part of
more information on           our Series C medium-term note program. You can
the BRIDGES                   find a general description of our Series C
                              medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and " --Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket-linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.


BRIDGES do not pay            The terms of the BRIDGES differ from those of
interest like ordinary        ordinary debt securities in that we will not pay
debt securities               interest on the BRIDGES. Because the final
                              average index value may not exceed $10, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay           If the final average basket value is less than or
more than the principal       equal to $10, you will receive only the principal
amount at maturity            amount of $10 for each BRIDGES you hold at
                              maturity.

BRIDGES may not               There may be little or no secondary market for
be actively traded            the BRIDGES. Although we will apply to list the
                              BRIDGES on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
BRIDGES influenced by         control, will influence the value of the BRIDGES,
many unpredictable factors    including:

                              o    the market price of each of the basket
                                   stocks at any time and on the specific
                                   determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                              o the time remaining to the maturity of the BRIDGES

                              o    the dividend rate on each of the basket
                                   stocks

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

                              You cannot predict the future performance of any of the basket stocks or of the basket stocks as a whole based on their historical performance. Neither can you predict whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks. We cannot guarantee that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES is   Because the final average basket value is based
not equivalent to investing   on the closing value of the basket stocks on the
in the basket stocks          six determination dates during the term of the
                              BRIDGES, it is possible for the final average basket value to be lower than $10 even if the basket closing value at maturity is higher than $10.

The BRIDGES are not linked    Although the long-term debt of each of the ten
to the long-term debt of      issuers of the basket stocks is currently rated
the issuers of the basket     in the highest category by the nationally
stocks                        recognized statistical rating organizations that
                              rate that company's long-term debt, the BRIDGES are not linked to that long-term debt, but to the common stock of each issuer. There is not necessarily any correlation between the performance of an issuer's common stock and the credit rating given to its long-term debt. In any case, a rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              The BRIDGES are unsecured senior debt obligations of Morgan Stanley only and are not obligations of the issuers of the basket stocks.

The credit ratings given to   The credit ratings of the long-term debt of any
the long-term debt of the     of the issuers of the basket stocks may fall
issuers of the basket         during the term of the BRIDGES. We will not
stocks may drop               remove any basket stock from the basket, even if
                              the credit rating accorded to the issuer's long-term debt by any or all of the nationally recognized statistical rating organizations that rate that company's long-term debt falls below the highest category during the term of the BRIDGES.

No affiliation with the       We are not affiliated with any of the issuers of
issuers of the basket         the basket stocks. We or our subsidiaries may
stocks                        presently or from time to time engage in business
                              with one or more of the issuers of the basket stocks, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. We or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as overweight, equal-weight or underweight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports. The issuers of the basket stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

You have no                   As an owner of BRIDGES, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the basket stocks.

The antidilution              MS & Co., as calculation agent, will adjust the
adjustments we are            exchange ratio for a basket stock for certain
required to make do not       events affecting the basket stock, such as stock
cover every corporate         splits and stock dividends, and certain other
event that can affect         corporate actions involving the issuer of the
the basket stocks             basket stock, such as mergers. However, the
                              calculation agent is not required to make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender offer or a partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the final average basket value, what
and its affiliates may        adjustments should be made to the exchange ratio
influence determinations      for each basket stock to reflect certain
                              corporate and other events and whether a market disruption event has occurred. We expect that MS
                              & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to one or more of the basket stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                 You should also consider the tax consequences of
                              investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation" and the section called "United States Federal Taxation--Notes--
                              Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due March 30, 2009 Based on the Value of the Common Stock of Ten Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                , 2002

Maturity Date.........................  March 30, 2009, subject to extension in the event of a Market Disruption Event
                                        on the sixth Determination Date for
                                        calculating the Final Average Basket
                                        Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the sixth Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date will be the second scheduled
                                        Trading Day following that sixth
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

Specified Currency....................  U.S. Dollars

CUSIP.................................  61744Y199

Minimum Denominations.................  $10

Issue Price...........................  100%

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        BRIDGES the greater of (i) $10 (the
                                        principal amount of the BRIDGES) or
                                        (ii) the Final Average Basket Value.
                                        The Calculation Agent will calculate
                                        the Maturity Redemption Amount on the
                                        sixth Determination Date.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary of the Maturity
                                        Redemption Amount, on or prior to 10:30
                                        a.m. on the Trading Day preceding the
                                        Maturity Date (but if such Trading Day
                                        is not a Business Day, prior to the
                                        close of business on the Business Day
                                        preceding the Maturity Date) and (ii)
                                        deliver the aggregate cash amount due
                                        with respect to the BRIDGES to the
                                        Trustee for delivery to the holders on
                                        the Maturity Date.

Basket Stocks.........................  The Basket Stocks are the stocks of the ten issuers set forth in the table
                                        below. The table also indicates the
                                        ticker symbol for each Basket Stock on
                                        the NYSE, the proportion of the Initial
                                        Basket Value represented by the shares
                                        of each Basket Stock contained in the
                                        Basket, the Exchange Ratio with respect
                                        to each Basket Stock, the initial price
                                        of each Basket Stock used to calculate
                                        its Exchange Ratio
                                        and the value of the fractional share
                                        of each Basket Stock contained in the
                                        Basket based upon those initial prices.

                                                                                                                 Initial    Initial
                                                                                 Proportion                     Price of   Value per
                                              Issuer of                Ticker    of Initial                      Basket     Basket
                                             Basket Stock              Symbol   Basket Value   Exchange Ratio     Stock      Stock
                                             ------------              ------   ------------   --------------   --------   ---------
                                        American International
                                          Group, Inc.                   AIG        1/10th                                    $1.00
                                        Automatic Data Processing,
                                          Inc.                          ADP        1/10th                                    $1.00
                                        Berkshire Hathaway Inc.
                                          (Class B Common Stock)       BRK.b       1/10th                                    $1.00
                                        Exxon Mobil Corporation         XOM        1/10th                                    $1.00
                                        Federal Home Loan
                                          Mortgage Corporation          FRE        1/10th                                    $1.00
                                        Federal National Mortgage
                                          Association                   FNM        1/10th                                    $1.00
                                        Johnson & Johnson               JNJ        1/10th                                    $1.00
                                        Merck & Co., Inc.               MRK        1/10th                                    $1.00
                                        Pfizer Inc.                     PFE        1/10th                                    $1.00
                                        United Parcel Service, Inc.     UPS        1/10th                                    $1.00

Basket................................  The Basket is initially an equally-weighted portfolio of the ten
                                        Basket Stocks and consists of a number
                                        of shares of each Basket Stock equal to
                                        the Exchange Ratio with respect to such
                                        Basket Stock.

                                        The Exchange Ratio for each Basket
                                        Stock is a fraction of a share
                                        calculated so that each Basket Stock
                                        represents approximately $1, or
                                        one-tenth, of the Initial Basket Value
                                        based on the initial prices of the
                                        Basket Stocks used to calculate the
                                        Exchange Ratios for the Basket Stocks.

Exchange Ratio........................  The Exchange Ratio for each Basket
                                        Stock is set forth in the table under
                                        "--Basket Stocks" above and will remain
                                        constant for the term of the BRIDGES,
                                        subject to adjustment for certain
                                        corporate and other events relating to
                                        the issuer of that Basket Stock. See
                                        "--Adjustments to the Exchange Ratios"
                                        below.

Initial Basket Value..................  $10

Final Average Basket Value............  The arithmetic average of the Basket
                                        Values on each of the Determination
                                        Dates, as determined by the Calculation
                                        Agent.

Basket Value..........................  The Basket Value on any date equals the sum of the products of the Market Price
                                        and the Exchange Ratio for each Basket
                                        Stock, each determined as of such date
                                        by the Calculation Agent.

Determination Dates...................  The Determination Dates will be
                                        November 30, 2004, November 30, 2005,
                                        November 30, 2006, November 30, 2007,
                                        November 30, 2008 and March 26, 2009,
                                        in each such case subject to adjustment
                                        for Market Disruption Events as
                                        described in the two following
                                        paragraphs.

                                        If any of the first five scheduled
                                        Determination Dates is not a Trading
                                        Day or if a Market Disruption Event
                                        occurs on any such date, such
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event has occurred on
                                        each of
                                        the five Trading Days immediately
                                        succeeding any of the first five
                                        scheduled Determination Dates, then
                                        such fifth succeeding Trading Day will
                                        be deemed to be the relevant
                                        Determination Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day.

                                        If March 26, 2009 (the sixth scheduled
                                        Determination Date) is not a Trading
                                        Day or if there is a Market Disruption
                                        Event on such day, the sixth
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Market Price..........................  If a Basket Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of such
                                        Basket Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which such Basket
                                        Stock (or any such other security) is
                                        listed or admitted to trading (which
                                        may be the Nasdaq National Market if it
                                        is then a national securities exchange)
                                        or (ii) if not listed or admitted to
                                        trading on any such securities exchange
                                        or if such last reported sale price is
                                        not obtainable (even if such Basket
                                        Stock (or such other security) is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for such Basket Stock
                                        (or any such other security) obtained
                                        from as many dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system and the term "OTC Bulletin Board
                                        Service" shall include any successor
                                        service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to any
                                        Basket Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            such Basket Stock on the primary
                                            market for such Basket Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            such Basket Stock as a result of
                                            which the reported trading prices
                                            for such Basket Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to such
                                            Basket Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in such Basket Stocks with
                                            respect to the BRIDGES.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations will constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on any
                                        Basket Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to such
                                        Basket Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to any Basket Stock are traded
                                        will not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the BRIDGES shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each
                                        BRIDGES upon any acceleration of the
                                        BRIDGES will be equal the greater of
                                        (i) $10 (the principal amount of the
                                        BRIDGES) and (ii) the Final Average
                                        Basket Value determined as though the
                                        Basket Value for any Determination Date
                                        scheduled to occur on or after such
                                        date of acceleration were the Basket
                                        Value on the date of acceleration.

                                        If the maturity of the BRIDGES is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the Maturity Redemption
                                        Amount and the aggregate cash amount
                                        due with respect to the BRIDGES as
                                        promptly as possible and in no event
                                        later than two Trading Days after the
                                        date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio for each Basket Stock
                                        and the Final Average Basket Value will
                                        be rounded to the nearest one
                                        billionth, with five ten-billionths
                                        rounded upward (e.g., .8765432105 would
                                        be rounded to .876543211); all dollar
                                        amounts related to determination of the
                                        amount of cash payable per BRIDGES will
                                        be rounded to the nearest
                                        ten-thousandth, with five one hundred-
                                        thousandths rounded upward (e.g.,
                                        .76545 would be rounded up to .7655);
                                        and all dollar amounts paid on the
                                        aggregate number of BRIDGES will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the BRIDGES,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining the Final Average Basket
                                        Value, what adjustments should be made
                                        to the Exchange Ratio with respect to a
                                        Basket Stock or whether a Market
                                        Disruption Event has occurred. See
                                        "--Adjustments to the Exchange Ratios"
                                        and "--Market Disruption Event" below.
                                        MS & Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Adjustments to the Exchange Ratios....  The Exchange Ratio with respect to a
                                        Basket Stock will be adjusted as
                                        follows:

                                        1. If a Basket Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio for such
                                        Basket Stock will be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        and the number of shares issued in such
                                        stock split or reverse stock split with
                                        respect to one share of such Basket
                                        Stock.

                                        2. If a Basket Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of such Basket Stock)
                                        that is given ratably to all holders of
                                        shares of such Basket Stock or (ii) to
                                        a distribution of such Basket Stock as
                                        a result of the triggering of any
                                        provision of the corporate charter of
                                        the issuer of such Basket Stock, then
                                        once the dividend has been declared and
                                        the Basket Stock is trading ex-
                                        dividend, the Exchange Ratio for such
                                        Basket Stock will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of such Basket
                                        Stock and (ii) the prior Exchange Ratio
                                        for such Basket Stock.

                                        3. There will be no adjustments to any
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to a Basket Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to a
                                        Basket Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding non-
                                        Extraordinary Dividend for such Basket
                                        Stock by an amount equal to at least
                                        10% of the Market Price of such Basket
                                        Stock (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to a Basket Stock, the Exchange
                                        Ratio with respect to such Basket Stock
                                        will be adjusted on the ex-dividend
                                        date with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price of the Basket Stock on the
                                        Trading Day preceding the ex-dividend
                                        date, and the denominator of which is
                                        the amount by which the Market Price of
                                        the Basket Stock on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for a Basket Stock will equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock or (ii) in the case of
                                        cash dividends or other distributions
                                        that do not constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent,
                                        whose determination shall be
                                        conclusive. A distribution on a Basket
                                        Stock described in clause (i), (iv) or
                                        (v) of paragraph 5 below that also
                                        constitutes an Extraordinary Dividend
                                        shall cause an adjustment to the
                                        Exchange Ratio pursuant only to clause
                                        (i), (iv) or (v) of paragraph 5, as
                                        applicable.

                                        4. If an issuer of a Basket Stock
                                        issues rights or warrants to all
                                        holders of a Basket Stock to subscribe
                                        for or purchase such Basket Stock at an
                                        exercise price per share less than the
                                        Market Price of such Basket Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        BRIDGES, then the Exchange Ratio for
                                        such Basket Stock will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio for such Basket Stock and a
                                        fraction, the numerator of which shall
                                        be the number of shares of such Basket
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of such Basket Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock which the aggregate
                                        offering price of the total number of
                                        shares of such Basket Stock so offered
                                        for subscription or purchase pursuant
                                        to such rights or warrants would
                                        purchase at the Market Price on the
                                        expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Market
                                        Price.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        there occurs any reclassification or
                                        change of a Basket Stock, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by the
                                        issuer of such Basket Stock, (ii) the
                                        issuer of a Basket Stock or any
                                        surviving entity or subsequent
                                        surviving entity of the issuer of such
                                        Basket Stock (an "Issuer Successor")
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) any
                                        statutory exchange of securities of the
                                        issuer of a Basket Stock or any Issuer
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a
                                        Basket Stock is liquidated, (v) the
                                        issuer of a Basket Stock issues to all
                                        of its shareholders equity securities
                                        of an issuer other than the issuer of
                                        such Basket Stock (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of such Basket Stock. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of a Basket Stock are entitled to
                                        receive stock, other securities or
                                        other property or assets (including,
                                        without limitation, cash or other
                                        classes of securities of the issuer of
                                        such Basket Stock and including (x) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of the
                                        Basket Stock, (y) in the case of a
                                        Spin-off Event, the share of the Basket
                                        Stock with respect to which the
                                        spun-off security was issued and (z) in
                                        the case of any other Reorganization
                                        Event where the

                                        Basket Stock continues to be held by
                                        the holders receiving such
                                        distribution, the Basket Stock)
                                        (collectively, "Exchange Property")
                                        with respect to or in exchange for such
                                        Basket Stock, then in lieu of using the
                                        product of the Market Price and the
                                        Exchange Ratio for such Basket Stock to
                                        calculate the Basket Value on any date,
                                        the Calculation Agent will use the
                                        Exchange Property Value on such date.
                                        The Exchange Property Value at any date
                                        means (i) for any cash received per
                                        share of Basket Stock, the amount of
                                        cash received per share of Basket Stock
                                        as adjusted by the applicable Exchange
                                        Ratio for such Basket Stock on the date
                                        of such Reorganization Event, (ii) for
                                        any property other than cash or
                                        securities received in such
                                        distribution, the market value, as
                                        determined by the Calculation Agent, as
                                        of the date of receipt, of such
                                        Exchange Property received for each
                                        share of Basket Stock, as adjusted by
                                        the Exchange Ratio for such Basket
                                        Stock on the date of such
                                        Reorganization Event, (iii) for any
                                        security received in any such
                                        distribution, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Basket Stock, as adjusted by the
                                        Exchange Ratio for such Basket Stock on
                                        the date of the initial distribution of
                                        such Exchange Property (such
                                        as-adjusted quantity, a "New Exchange
                                        Ratio") and (iv) if the Exchange
                                        Property was distributed with respect
                                        to, rather than in exchange for, a
                                        Basket Stock, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, for such Basket Stock
                                        multiplied by the Exchange Ratio as of
                                        the date on which the Exchange Property
                                        Value is determined. Holders of BRIDGES
                                        will not receive any interest accrued
                                        on the cash component of any Exchange
                                        Property. Any New Exchange Ratio will
                                        also be subject to the adjustments set
                                        forth in paragraphs 1 through 5 hereof.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        If a Market Price for a Basket Stock is
                                        no longer available for a Basket Stock
                                        for whatever reason, including the
                                        liquidation of the issuer of such
                                        Basket Stock or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the value of
                                        such Basket Stock will equal zero for
                                        so long as no Market Price is
                                        available. There will be no
                                        substitution for any such Basket Stock.

                                        No adjustment to the Exchange Ratio of
                                        a Basket Stock will be required unless
                                        such adjustment would require a change
                                        of at least

                                        0.1% in the Exchange Ratio of such
                                        Basket Stock then in effect. The
                                        Exchange Ratio resulting from any of
                                        the adjustments specified above will be
                                        rounded to the nearest one billionth,
                                        with five ten-billionths rounded
                                        upward. Adjustments to the Exchange
                                        Ratio of a Basket Stock will be made up
                                        to and including the sixth scheduled
                                        Determination Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        any Exchange Ratio upon written request
                                        by any holder of the BRIDGES.

Basket Stocks;
Public Information....................  All the issuers of Basket Stocks, except for Federal Home Loan Mortgage
                                        Corporation ("Freddie Mac") and Federal
                                        National Mortgage Association ("Fannie
                                        Mae"), are registered under the
                                        Exchange Act. Companies with securities
                                        registered under the Exchange Act are
                                        required to file periodically certain
                                        financial and other information
                                        specified by the Securities and
                                        Exchange Commission (the "Commission").
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at Room 1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by each of the issuers of
                                        the Basket Stocks pursuant to the
                                        Exchange Act can be located by
                                        reference to its respective Commission
                                        file number, set forth below. Freddie
                                        Mac periodically publishes certain
                                        financial and other information
                                        regarding Freddie Mac which can be
                                        accessed through a website maintained
                                        by Freddie Mac. The address of the
                                        Freddie Mac website is
                                        http://www.freddiemac.com. Fannie Mae
                                        periodically publishes certain
                                        financial and other information
                                        regarding Fannie Mae which can be
                                        accessed through a website maintained
                                        by Fannie Mae. The address of the
                                        Fannie Mae website is
                                        http://www.fanniemae.com. In addition,
                                        information regarding the issuers of
                                        the Basket Stocks may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        American International Group, Inc. is
                                        engaged through its subsidiaries in
                                        general and life insurance operations,
                                        financial services, and retirement
                                        savings and asset management. Its
                                        Commission file number is 1-8787.

                                        Automatic Data Processing, Inc. is a
                                        provider of computerized transaction
                                        processing, data communication, and
                                        information services. Its Commission
                                        file number is 1-5397.

                                        Berkshire Hathaway Inc. is a holding
                                        company that owns subsidiaries engaged
                                        in insurance businesses and other
                                        activities. Its Commission file number
                                        is 1-14905.

                                        Exxon Mobil Corporation is a petroleum
                                        refining company that explores for,
                                        produces, transports and sells crude
                                        oil and natural gas, manufactures,
                                        transports and sells petroleum
                                        products, manufactures and markets
                                        basic petrochemicals, explores for,
                                        mines and sells coal, copper, and other
                                        minerals, and has interests in electric
                                        power generation facilities. Its
                                        Commission file number is 1-2256.

                                        Federal Home Loan Mortgage Corporation
                                        is an investor in home mortgage loans
                                        that provides funds to the mortgage
                                        market by purchasing mortgage loans
                                        from lenders.

                                        Federal National Mortgage Association
                                        is an investor in home mortgage loans
                                        that provides funds to the mortgage
                                        market by purchasing mortgage loans
                                        from lenders.

                                        Johnson & Johnson is a manufacturer of
                                        products in the health care field. Its
                                        Commission file number is 1-3215.

                                        Merck & Co., Inc. is a pharmaceutical
                                        company that discovers, develops,
                                        manufactures and markets a range of
                                        human and animal health products. Its
                                        Commission file number is 1-3305.

                                        Pfizer Inc. is a pharmaceutical company
                                        that discovers, develops, manufactures,
                                        and markets prescription medicines and
                                        consumer products for humans and
                                        animals. Its Commission file number is
                                        1-3619.

                                        United Parcel Service, Inc. is a
                                        delivery company that provides
                                        transportation and logistics services.
                                        Its Commission file number is 1-15451.

                                        This pricing supplement relates only to
                                        the BRIDGES offered hereby and does not
                                        relate to the Basket Stocks or other
                                        securities of the issuers of the Basket
                                        Stocks. We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding the issuers of the Basket
                                        Stocks from the publicly available
                                        documents described in the preceding
                                        paragraphs. Neither we nor the Agent
                                        has participated in the preparation of
                                        such documents or made any due
                                        diligence inquiry with respect to the
                                        issuers of the Basket Stocks in
                                        connection with the offering of the
                                        BRIDGES. Neither we nor the Agent makes
                                        any representation
                                        that such publicly available documents
                                        are or any other publicly available
                                        information regarding the issuers of
                                        the Basket Stocks is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraphs) that would affect
                                        the trading prices of the Basket Stocks
                                        (and therefore the Initial Basket Value
                                        and the Exchange Ratios) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning the
                                        issuers of the Basket Stocks could
                                        affect the payout you receive on the
                                        BRIDGES.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of any of the Basket
                                        Stocks or the Basket as a whole.

                                        We and/or our subsidiaries may
                                        presently or from time to time engage
                                        in business with the issuers of the
                                        Basket Stocks, including extending
                                        loans to, or making equity investments
                                        in, the issuers of the Basket Stocks or
                                        providing advisory services to the
                                        issuers of the Basket Stocks, including
                                        merger and acquisition advisory
                                        services. In the course of such
                                        business, we and/or our subsidiaries
                                        may acquire non-public information with
                                        respect to the issuers of the Basket
                                        Stocks, and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to the issuers of the Basket Stocks.
                                        The statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of the holders of the
                                        BRIDGES under the securities laws. As a
                                        prospective purchaser of a BRIDGES, you
                                        should undertake an independent
                                        investigation of the issuers of the
                                        Basket Stocks as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in the Basket Stocks.

Historical Information................  The following table sets forth the published high and low Market Prices
                                        for each Basket Stock during 1999,
                                        2000, 2001 and during 2002 through
                                        November 5, 2002. The Market Price of
                                        each Basket Stock on November    , 2002
                                        is set forth above under "--Basket
                                        Stocks." We obtained the information in
                                        the table below from Bloomberg
                                        Financial Markets, and we believe such
                                        information to be accurate.

                                        The historical prices of the Basket
                                        Stocks should not be taken as an
                                        indication of future performance, and
                                        no assurance can be given as to the
                                        level of the Basket Stocks on any
                                        Determination Date. The value of the
                                        Basket Stocks may be lower on the
                                        Determination Dates than on the date of
                                        this pricing supplement so that you
                                        will receive only the $10 principal
                                        amount of the BRIDGES at maturity. We
                                        cannot give you any assurance that the
                                        average value of the Basket Stocks on
                                        the Determination Dates will be higher
                                        than $10.

                                              American International Group, Inc.             High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 026874107)
                                        1999
                                        First Quarter ................................    $   65.40    $   52.00     $.029867
                                        Second Quarter ...............................        70.90        59.47      .029867
                                        Third Quarter ................................        66.50        56.33      .033333
                                        Fourth Quarter ...............................        74.46        54.67      .033333
                                        2000
                                        First Quarter ................................        76.04        54.29      .033333
                                        Second Quarter ...............................        82.17        67.75      .033333
                                        Third Quarter ................................        95.69        78.79         .037
                                        Fourth Quarter ...............................       103.69        90.13         .037
                                        2001
                                        First Quarter ................................        96.88        75.12         .037
                                        Second Quarter ...............................        86.51        76.18         .037
                                        Third Quarter ................................        87.06        67.05         .042
                                        Fourth Quarter ...............................        86.01        76.74         .042
                                        2002
                                        First Quarter ................................        79.61        70.15         .042
                                        Second Quarter ...............................        75.26        62.84         .042
                                        Third Quarter ................................        67.91        51.10         .047
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        65.41        52.45            -

                                        Historical prices with respect to the
                                        common stock of American International
                                        Group, Inc. have been adjusted for a
                                        5-for-4 stock split which became
                                        effective in the third quarter of 1999
                                        and for a 3-for-2 stock split which
                                        became effective in the third quarter
                                        of 2000.

                                                Automatic Data Processing, Inc.              High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 053015103)
                                        1999
                                        First Quarter ................................    $   42.56    $   37.00    $  .07625
                                        Second Quarter ...............................        46.19        39.50       .07625
                                        Third Quarter ................................        44.69        38.00       .07625
                                        Fourth Quarter ...............................        54.69        43.88       .07625
                                        2000
                                        First Quarter ................................        54.75        41.88        .0875
                                        Second Quarter ...............................        57.69        46.00        .0875
                                        Third Quarter ................................        67.19        49.56        .0875
                                        Fourth Quarter ...............................        68.88        58.94        .0875
                                        2001
                                        First Quarter ................................        62.06        49.89        .1025
                                        Second Quarter ...............................        56.90        49.70        .1025
                                        Third Quarter ................................        53.95        43.99        .1025
                                        Fourth Quarter ...............................        60.27        46.95        .1025
                                        2002
                                        First Quarter ................................        58.63        52.07         .115
                                        Second Quarter ...............................        57.25        43.10         .115
                                        Third Quarter ................................        43.02        31.60         .115
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        44.70        33.96         .115

                                        Historical prices with respect to the
                                        common stock of Automatic Data
                                        Processing, Inc. have been adjusted for
                                        a 2-for-1 stock split which became
                                        effective in the first quarter of 1999.

                                                    Berkshire Hathaway Inc.
                                                    (Class B Common Stock)                   High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 084670207)
                                        1999
                                        First Quarter ................................    $2,642.00    $2,075.00            -
                                        Second Quarter ...............................     2,537.00     2,220.00            -
                                        Third Quarter ................................     2,319.00     1,856.00            -
                                        Fourth Quarter ...............................     2,163.00     1,710.00            -
                                        2000
                                        First Quarter ................................     1,820.00     1,370.00            -
                                        Second Quarter ...............................     1,964.00     1,732.00            -
                                        Third Quarter ................................     2,070.00     1,727.00            -
                                        Fourth Quarter ...............................     2,354.00     1,784.00            -
                                        2001
                                        First Quarter ................................     2,411.00     2,105.00            -
                                        Second Quarter ...............................     2,319.00     2,097.00            -
                                        Third Quarter ................................     2,355.00     2,048.00            -
                                        Fourth Quarter ...............................     2,525.00     2,213.00            -
                                        2002
                                        First Quarter ................................     2,499.00     2,328.00            -
                                        Second Quarter ...............................     2,606.00     2,234.00            -
                                        Third Quarter ................................     2,518.00     2,000.00            -
                                        Fourth Quarter (through
                                           November 5, 2002) .........................     2,464.00     2,262.00            -

                                                    Exxon Mobil Corporation                  High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 30231G102)
                                        1999
                                        First Quarter ................................    $   37.44    $   32.41     $   .205
                                        Second Quarter ...............................        43.22        35.06         .205
                                        Third Quarter ................................        41.41        37.34         .205
                                        Fourth Quarter ...............................        43.06        35.31          .22
                                        2000
                                        First Quarter ................................        42.78        35.53          .22
                                        Second Quarter ...............................        42.19        37.75          .22
                                        Third Quarter ................................        44.82        37.69          .22
                                        Fourth Quarter ...............................        47.22        42.06          .22
                                        2001
                                        First Quarter ................................        44.56        38.45          .22
                                        Second Quarter ...............................        45.78        38.95          .22
                                        Third Quarter ................................        43.85        35.83          .24
                                        Fourth Quarter ...............................        42.29        36.44          .23
                                        2002
                                        First Quarter ................................        44.00        37.95          .23
                                        Second Quarter ...............................        44.38        38.96          .23
                                        Third Quarter ................................        40.65        30.27          .23
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        36.30        32.65            -

                                        Historical prices with respect to the
                                        common stock of Exxon Mobil Corporation
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        third quarter of 2001.

                                                  Federal Home Loan Mortgage
                                                         Corporation                         High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 313400301)
                                        1999
                                        First Quarter ................................    $   64.19    $   55.00    $     .15
                                        Second Quarter ...............................        64.63        53.56          .15
                                        Third Quarter ................................        61.06        49.75          .15
                                        Fourth Quarter ...............................        55.75        45.75          .15
                                        2000
                                        First Quarter ................................        50.44        37.69          .17
                                        Second Quarter ...............................        51.00        40.13          .17
                                        Third Quarter ................................        54.13        38.94          .17
                                        Fourth Quarter ...............................        69.00        50.75          .17
                                        2001
                                        First Quarter ................................        67.68        60.00          .20
                                        Second Quarter ...............................        69.89        60.15          .20
                                        Third Quarter ................................        69.57        60.80          .20
                                        Fourth Quarter ...............................        70.79        63.31          .20
                                        2002
                                        First Quarter ................................        68.60        61.00          .22
                                        Second Quarter ...............................        67.66        60.42          .22
                                        Third Quarter ................................        64.85        54.67          .22
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        63.50        53.98            -

                                             Federal National Mortgage Association           High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 313586109)
                                        1999
                                        First Quarter ................................    $   75.00    $   66.75    $     .27
                                        Second Quarter ...............................        72.88        62.56          .27
                                        Third Quarter ................................        71.38        59.00          .27
                                        Fourth Quarter ...............................        72.88        60.31          .27
                                        2000
                                        First Quarter ................................        64.63        48.44          .28
                                        Second Quarter ...............................        65.00        52.19          .28
                                        Third Quarter ................................        71.50        48.38          .28
                                        Fourth Quarter ...............................        87.81        68.00          .28
                                        2001
                                        First Quarter ................................        84.75        72.95          .30
                                        Second Quarter ...............................        87.49        74.45          .30
                                        Third Quarter ................................        86.08        74.64          .30
                                        Fourth Quarter ...............................        84.39        76.50          .30
                                        2002
                                        First Quarter ................................        83.15        75.35          .33
                                        Second Quarter ...............................        83.10        72.96          .33
                                        Third Quarter ................................        77.33        59.54          .33
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        71.89        61.70            -

                                                       Johnson & Johnson                     High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 478160104)
                                        1999
                                        First Quarter ................................    $   46.97    $   39.03    $    .125
                                        Second Quarter ...............................        51.25        43.91          .14
                                        Third Quarter ................................        52.88        45.00          .14
                                        Fourth Quarter ...............................        53.06        45.50          .14
                                        2000
                                        First Quarter ................................        48.25        34.25          .14
                                        Second Quarter ...............................        50.94        36.13          .16

                                                       Johnson & Johnson                     High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 478160104)
                                        Third Quarter ................................        50.53        45.13          .16
                                        Fourth Quarter ...............................        52.53        44.94          .16
                                        2001
                                        First Quarter ................................        51.00        41.63          .16
                                        Second Quarter ...............................        53.61        43.06          .18
                                        Third Quarter ................................        57.00        50.41          .18
                                        Fourth Quarter ...............................        60.97        54.27          .18
                                        2002
                                        First Quarter ................................        65.49        55.50          .18
                                        Second Quarter ...............................        64.61        52.26         .205
                                        Third Quarter ................................        56.20        41.85         .205
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        61.11        56.20            -

                                        Historical prices with respect to the
                                        common stock of Johnson & Johnson have
                                        been adjusted for a 2-for-1 stock split
                                        which became effective in the second
                                        quarter of 2001.

                                                      Merck & Co., Inc.                      High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 589331107)
                                        1999
                                        First Quarter ................................    $   86.38    $   68.75    $     .27
                                        Second Quarter ...............................        85.00        66.00          .27
                                        Third Quarter ................................        75.31        60.94          .27
                                        Fourth Quarter ...............................        80.38        66.06          .29
                                        2000
                                        First Quarter ................................        78.63        53.94          .29
                                        Second Quarter ...............................        76.63        63.56          .29
                                        Third Quarter ................................        77.19        63.75          .29
                                        Fourth Quarter ...............................        94.88        73.56          .34
                                        2001
                                        First Quarter ................................        93.00        67.96          .34
                                        Second Quarter ...............................        80.85        63.91          .34
                                        Third Quarter ................................        71.22        61.00          .34
                                        Fourth Quarter ...............................        69.95        57.17          .35
                                        2002
                                        First Quarter ................................        64.37        56.96          .35
                                        Second Quarter ...............................        58.20        49.05          .35
                                        Third Quarter ................................        53.80        39.05          .35
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        54.24        44.13          .36

                                        Historical prices with respect to the
                                        common stock of Merck & Co., Inc. have
                                        been adjusted for a 2-for-1 stock split
                                        which became effective in the first
                                        quarter of 1999.

                                                         Pfizer, Inc.                        High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 717081103)
                                        1999
                                        First Quarter ................................    $   47.69    $   37.83    $ .073333
                                        Second Quarter ...............................        50.04        31.71      .073333
                                        Third Quarter ................................        40.38        32.75          .08
                                        Fourth Quarter ...............................        41.75        32.44          .08
                                        2000
                                        First Quarter ................................        37.81        30.00          .09
                                        Second Quarter ...............................        48.00        37.94          .09
                                        Third Quarter ................................        49.00        39.88          .09

                                                         Pfizer, Inc.                        High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 717081103)
                                        Fourth Quarter ...............................        47.44        42.19          .09
                                        2001
                                        First Quarter ................................        46.13        35.67          .11
                                        Second Quarter ...............................        44.87        38.95          .11
                                        Third Quarter ................................        41.75        35.80          .11
                                        Fourth Quarter ...............................        43.90        39.44          .11
                                        2002
                                        First Quarter ................................        42.15        39.40          .13
                                        Second Quarter ...............................        40.11        33.43          .13
                                        Third Quarter ................................        34.92        25.92          .13
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        33.49        28.30            -

                                        Historical prices with respect to the
                                        common stock of Pfizer, Inc. have been
                                        adjusted for a 3-for-1 stock split
                                        which became effective in the second
                                        quarter of 1999.

                                                  United Parcel Service, Inc.                High         Low        Dividends
                                        ----------------------------------------------    ---------    ---------     ---------
                                        (CUSIP 911312106)
                                        1999
                                        Fourth Quarter (beginning
                                           November 10, 1999) ........................    $   75.00    $   50.00          .30
                                        2000
                                        First Quarter ................................        69.06        50.63          .17
                                        Second Quarter ...............................        66.50        55.00          .17
                                        Third Quarter ................................        61.31        52.38          .17
                                        Fourth Quarter ...............................        64.00        53.06          .17
                                        2001
                                        First Quarter ................................        61.90        55.25          .19
                                        Second Quarter ...............................        59.91        52.96          .19
                                        Third Quarter ................................        58.56        47.95          .19
                                        Fourth Quarter ...............................        57.13        50.10          .19
                                        2002
                                        First Quarter ................................        61.00        54.46          .19
                                        Second Quarter ...............................        62.77        58.25          .19
                                        Third Quarter ................................        67.00        60.20            -
                                        Fourth Quarter (through
                                           November 5, 2002) .........................        64.20        59.35            -

                                        We make no representation as to the
                                        amount of dividends, if any, that the
                                        issuers of the Basket Stocks will pay
                                        in the future. In any event, as an
                                        owner of BRIDGES, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on the Basket
                                        Stocks.

                                            Historical Basket Values Graph

                                        The following graph shows the
                                        historical daily values for a basket
                                        composed of the Basket Stocks, assuming
                                        that the exchange ratios had been
                                        determined on November 5, 2002, so that
                                        each Basket Stock would represent $1 of
                                        the Initial Basket Value of $10. The
                                        graph covers the period from November
                                        9, 1999 through November 5, 2002.
                                        Because the Exchange Ratios for the
                                        Basket Stocks for the BRIDGES will be
                                        set on the day we first offer the
                                        BRIDGES to the public, they will be
                                        different than the exchange ratios used
                                        in this illustration. The historical
                                        performance of the Basket Stocks cannot
                                        be taken as an indication of their
                                        future performance.

                                        [GRAPHIC OMITTED]

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the BRIDGES will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the BRIDGES. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the BRIDGES by taking positions in
                                        the Basket Stocks, in futures or
                                        options contracts on the Basket Stocks
                                        listed on major securities markets, or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. In the event that we pursue
                                        such a hedging strategy, the price at
                                        which we are able to purchase such
                                        positions may be a factor in
                                        determining the price of the BRIDGES.
                                        Purchase activity could potentially
                                        increase the value of the Basket
                                        Stocks, and therefore effectively
                                        increase the level of the Basket Stocks
                                        that must prevail on the Determination
                                        Dates in order for you to receive at
                                        maturity a payment that exceeds the
                                        principal amount of the BRIDGES.
                                        Although we have no reason to believe
                                        that our hedging activity will have a
                                        material impact on the value of the
                                        Basket Stocks, we cannot give any
                                        assurance that we will not affect such
                                        value as a result of our hedging
                                        activities. Through our subsidiaries,
                                        we are likely to modify our hedge
                                        position throughout the life of the
                                        BRIDGES, including on the Determination
                                        Dates, by purchasing and selling the
                                        Basket Stocks, futures or options
                                        contracts on the Basket Stocks listed
                                        on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of
                                        BRIDGES set forth on the cover of this
                                        pricing supplement. The Agent proposes
                                        initially to offer the BRIDGES directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement; provided that
                                        the price will be $        per BRIDGES
                                        for purchasers of 100,000 or more
                                        BRIDGES in any single transaction,
                                        subject to the holding period
                                        requirements described below. The Agent
                                        may allow a concession not in excess of
                                            % of the principal amount of the
                                        BRIDGES to other dealers. We expect to
                                        deliver the BRIDGES against payment
                                        therefor in New York, New York on
                                                    , 2002. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 100,000 or
                                        more BRIDGES in a single transaction at
                                        the reduced price, approximately     %
                                        of the BRIDGES purchased by the
                                        investor (the "Delivered BRIDGES") will
                                        be delivered on the Settlement Date.
                                        The balance of approximately     % of
                                        the BRIDGES (the "Escrowed BRIDGES")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit
                                        of the investor and delivered to such
                                        investor if the investor and any
                                        accounts in which the investor may have
                                        deposited any of its Delivered BRIDGES
                                        have held all of the Delivered BRIDGES
                                        for 30 calendar days following the
                                        Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered BRIDGES fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed BRIDGES will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed BRIDGES
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per BRIDGES for such
                                        investors to 100% of the principal
                                        amount of the BRIDGES. Should investors
                                        who are subject to the holding period
                                        requirement sell their BRIDGES once the
                                        holding period is no longer applicable,
                                        the market price of the BRIDGES may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the BRIDGES, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        BRIDGES. Specifically, the Agent may
                                        sell more BRIDGES than it is obligated
                                        to purchase in connection with the
                                        offering, creating a naked short
                                        position in the BRIDGES for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        BRIDGES in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the BRIDGES in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, BRIDGES in
                                        the open
                                        market to stabilize the price of the
                                        BRIDGES. Any of these activities may
                                        raise or maintain the market price of
                                        the BRIDGES above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the BRIDGES. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        BRIDGES. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        BRIDGES are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the BRIDGES are acquired
                                        pursuant to an exemption from the
                                        "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the BRIDGES.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the BRIDGES may not be purchased or
                                        held by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief
                                        available under PTCE 96-23, 95-60,
                                        91-38, 90-1 or 84-14 or such purchase
                                        and holding is otherwise not
                                        prohibited. Any purchaser, including
                                        any fiduciary purchasing on behalf of a
                                        Plan, or holder of the BRIDGES will be
                                        deemed to have represented, in its
                                        corporate and fiduciary capacity, by
                                        its purchase and holding thereof that
                                        it either (a) is not a Plan or a Plan
                                        Asset Entity and is not purchasing such
                                        securities on behalf of or with "plan
                                        assets" of any Plan or (b) is eligible
                                        for exemptive relief or such purchase
                                        or holding is not prohibited by ERISA
                                        or Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the BRIDGES on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the
                                        BRIDGES.

                                        Purchasers of the BRIDGES have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        BRIDGES do not violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The BRIDGES will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        Under this treatment, U.S. taxable
                                        investors will, regardless of their
                                        method of accounting for U.S. federal
                                        income tax purposes, be required to
                                        accrue original issue discount ("OID")
                                        as interest income on the BRIDGES on a
                                        constant yield basis at our "comparable
                                        yield" in each year that they hold the
                                        BRIDGES, despite the fact that no
                                        stated interest will actually be paid
                                        on the BRIDGES. As a result, U.S.
                                        taxable investors will be required to
                                        pay taxes annually on the amounts of
                                        interest that will be deemed to have
                                        accrued (as outlined below) even though
                                        no cash is paid on the BRIDGES from
                                        which to pay such taxes. The comparable
                                        yield for the BRIDGES is the yield at
                                        which we would issue a fixed rate debt
                                        instrument with terms similar to those
                                        of the BRIDGES and is determined at the
                                        time of the issuance of the BRIDGES. In
                                        addition, any gain recognized by U.S.
                                        taxable investors on the sale or
                                        exchange, or at maturity, of the
                                        BRIDGES will generally be treated as
                                        ordinary income. Investors should refer
                                        to the discussion under "United States
                                        Federal Taxation--Notes--Notes Linked
                                        to Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying
                                        prospectus supplement for a description
                                        of the U.S. federal income tax
                                        consequences of ownership and
                                        disposition of the BRIDGES. In
                                        connection with the discussion
                                        thereunder, we have determined that the
                                        "comparable yield" is an annual rate of
                                            % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        BRIDGES (assuming an issue price of
                                        $10) consists of a projected amount
                                        equal to $        due at maturity.

                                        The following table states the amount
                                        of interest that will be deemed to have
                                        accrued with respect to a BRIDGES
                                        during each accrual period, based upon
                                        our determination of the comparable
                                        yield and the projected payment
                                        schedule:

                                                                                                 TOTAL
                                                                                                INTEREST
                                                                                               DEEMED TO
                                                                               INTEREST      HAVE ACCRUED
                                                                               DEEMED TO     FROM ORIGINAL
                                                                                ACCRUE      ISSUE DATE (PER
                                                                                DURING       BRIDGES) AS OF
                                                                               ACCRUAL          END OF
                                                                              PERIOD (PER       ACCRUAL
                                                 ACCRUAL PERIOD                BRIDGES)         PERIOD
                                                 --------------               -----------   ---------------
                                        Original Issue Date through
                                           December 31, 2002...............
                                        January 1, 2003 through
                                           December 31, 2003...............
                                        January 1, 2004 through
                                           December 31, 2004...............
                                        January 1, 2005 through
                                           December 31, 2005...............
                                        January 1, 2006 through
                                           December 31, 2006...............
                                        January 1, 2007 through
                                           December 31, 2007...............
                                        January 1, 2008 through
                                           December 31, 2008...............
                                        January 1, 2009 through
                                           March 30, 2009..................

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' interest
                                        accruals and adjustments in respect of
                                        the BRIDGES, and we make no
                                        representation regarding the actual
                                        amounts of payments on a BRIDGES.